Exhibit 10.33

                             UCAR INTERNATIONAL INC.
                             OFFICERS INCENTIVE PLAN
                             -----------------------



                 (Restated as of May 7, 1996 with Amendments
                        Effective as of January 1, 1996)


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                                TABLE OF CONTENTS
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            TITLE                                                       PAGE
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SECTION 1:  PURPOSE.....................................................  1

SECTION 2:  EFFECTIVE DATE AND DURATION OF THE PLAN.....................  1

SECTION 3:  DEFINITIONS.................................................  1

SECTION 4:  ADMINISTRATION..............................................  3

SECTION 5:  AWARDS......................................................  3

SECTION 6:  TERMINATION OF EMPLOYMENT...................................  4

SECTION 7:  BENEFICIARY DESIGNATION.....................................  4

SECTION 8:  CHANGE OF POSITION DURING A PLAN YEAR.......................  5

SECTION 9:  GENERAL PROVISIONS..........................................  5

SECTION 10: AMENDMENT, SUSPENSION OR TERMINATION........................  6



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                             UCAR INTERNATIONAL INC.
                             OFFICERS INCENTIVE PLAN
                             -----------------------


SECTION 1: PURPOSE
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               The purpose of the Plan is to: (1) provide incentives and rewards to Officers of the Corporation; (b) assist the Corporation in attracting, retaining, and motivating officers of high caliber and experience; and (c) make the Corporation's compensation program competitive with those of other major employers.


SECTION 2:  EFFECTIVE DATE AND DURATION OF THE PLAN
- ---------------------------------------------------
               This Plan constitutes an amendment and restatement of the UCAR International Inc. Annual Incentive Compensation Plan that was previously established as of January 1, 1991 (as the 1991 UCAR Carbon Company Inc. Bonus
Plan). This amended and restated Plan shall be effective as of January 1, 1996.


SECTION 3:  DEFINITIONS
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               3.1   "Award"   shall  mean  the   amount  of  annual   incentive
compensation authorized by the Board to be payable to a Participant under the Plan for a Plan Year.

               3.2 Beneficiary" shall mean a Participant's deemed beneficiary pursuant to Section 7 hereof.

               3.3  "Board"   shall  mean  the  Board  of   Directors   of  UCAR
International  Inc.

               3.4 "Controlled Affiliates" shall mean UCAR International Inc. and each of its direct or indirect subsidiaries and affiliates.


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               3.5  "Corporation"  shall mean UCAR  International  Inc.  and its
Controlled Affiliates.

               3.6 "Disability" or "Disabled" shall mean a Participant's inability to engage in any substantial gainful activity because of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted, or can be expected to last, for a continuous period of six (6) months or longer.

               3.7  "Officer"  shall mean any  officer of the  Corporation.

               3.8 "Participant" shall mean any Officer authorized by the Board to participate in the Plan.

               3.9 "Plan" shall mean this UCAR International Inc. Officers Incentive Plan, as it may be amended from time to time.

               3.10 "Plan Year" shall mean the calendar year.

               3.11 "Retirement" shall mean termination of employment by the Corporation, or by a Controlled Affiliate participating in the Plan, with the rights under the UCAR Carbon Retirement Plan to receive a non-actuarially reduced pension immediately upon separation from service. If a Participant does not participate in the UCAR Carbon Retirement Plan, "Retirement" means termination of employment after (i) attaining age 65, (ii) attaining age 62 and completing at least 10 years of employment, or (iii) having accumulated 85 points, where each year of age and each year of employment count for one point.

               3.12 "Savings Plan" shall mean the UCAR Carbon Savings Plan.


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SECTION 4:  ADMINISTRATION
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               4.1 The Plan shall be administered by the Board, which shall have full power and authority to construe and interpret the Plan, establish and amend administrative regulations to further the purpose of the Plan, select or authorize the selection of Participants, authorize Awards, and take any other action necessary to administer the Plan. The Board's decisions, actions, and interpretations regarding the Plan shall be final and binding upon all Participants and Beneficiaries.


SECTION 5:  AWARDS
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               5.1 The Board may authorize  for each Plan Year a maximum  amount to be awarded under the Plan. The Board, in its discretion, may authorize the payment of Awards in cash, stock, or a combination thereof.

               5.2 The Board may authorize Awards in such amounts and to such Participants as the Board in its discretion may determine.

               5.3 The Board shall authorize Awards to Participants for a Plan Year at such time after the end of such Plan Year as the Board in its discretion may determine. The Board reserves the right to defer payment of some or all Awards, in whole or in part, upon such terms and conditions as the Board in its discretion may determine. The Board's decision regarding the deferral of an award shall be final and binding on all Participants and Beneficiaries.


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SECTION 6:  TERMINATION OF EMPLOYMENT
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               6.1  If  a  Participant's  employment  with  the  Corporation  is terminated during a Plan Year, by the Corporation without cause, or because of the death, Disability or Retirement of the Participant, then the Award to such Participant shall equal the amount which would have been granted to such
Participant  under  the  Plan  had  such   Participant's   employment  with  the
Corporation not been terminated, multiplied by a fraction the numerator of which is the number of months during such Plan Year that such Participant was employed by the Corporation and the denominator of which is 12.

               6.2 If a Participant's employment with the Corporation is terminated during a Plan Year, by the Corporation for cause, or for any reason other than death, Disability or Retirement, then such Participant shall not be entitled to an Award for such Plan Year. The Board may, however, in its discretion, determine that it is in the best interests of the Corporation to authorize an Award to such Participant. If the Board shall so authorize an Award, then such Award shall be determined pursuant to the guidelines set forth in section 6.1.
               6.3 A Participant whose employment with the Corporation is terminated for any reason shall be deemed to have terminated employment with the Corporation on the last day of the month in which the termination occurs.


SECTION 7:  BENEFICIARY DESIGNATION
- -----------------------------------
               7.1 The beneficiary or beneficiaries designated by the Participant or deemed to have been designated by the Participant under the Savings Plan shall be deemed to be the Participant's Beneficiary and a deceased Participant's unpaid Award shall be paid to


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the Beneficiary. If a Participant does not participate in the Savings Plan or if a Participant does participate in the Savings Plan and has not designated or been deemed to have designated a beneficiary thereunder, then a deceased Participant's unpaid Award shall be distributed to the Participant's estate. If a Beneficiary does not survive the Participant, then the deceased Participant's
unpaid  Award  shall  be  distributed  to  the  Participant's   estate.  If  the
Beneficiary of a deceased Participant survives the Participant, and dies before such Participant's Award is distributed, then such unpaid Award shall be distributed to the Beneficiary's estate.


SECTION 8:  CHANGE OF POSITION DURING A PLAN YEAR
- -------------------------------------------------
               8.1 If a Participant is reassigned to a different position within the Plan during a Plan Year, the total Award will be determined proportionally based on the relative performance and time in each position.


SECTION 9:  GENERAL PROVISIONS
- ------------------------------
               9.1 A Participant may not assign an Award without the Board's prior written consent. Any attempted assignment without such consent shall be null and void. For purposes of this paragraph, any designation of, or payment to, a Beneficiary shall not be deemed an assignment.

               9.2 The Plan is intended to constitute an unfunded incentive compensation arrangement for a select group of key personnel. Nothing contained in the Plan, and no action taken pursuant to the Plan, shall create or be construed to create a trust of any kind. A Participant's right to receive an Award shall be no greater than the right of an unsecured


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general creditor of the  Corporation.  All Awards shall be paid from the general funds of the Corporation and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such Awards.

               9.3 Nothing contained in the Plan shall give any Participant the right to continue in the employment of the Corporation, or affect the right of the Corporation to discharge a Participant.

               9.4 The Plan shall be construed and governed in accordance with the laws of the State of Connecticut.


SECTION 10:  AMENDMENT, SUSPENSION OR TERMINATION
- -------------------------------------------------
               10.1 The Board reserves the right to amend, suspend, or terminate the Plan at any time; provided however, that any amendment, suspension or termination shall not adversely affect the rights of Participants or Beneficiaries to receive Awards granted prior to such action.


                                          UCAR INTERNATIONAL INC.



Dated:  May 7, 1996                       By:   /s/ Peter B. Mancino
                                             -----------------------


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